EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Allison Beach	Joe Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(212) 827-3772

ASHFORD TRUST REPORTS THIRD QUARTER 2025 RESULTS

DALLAS – November 4, 2025 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today reported financial results and performance measures for the third quarter ended September 30, 2025. The comparable performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel EBITDA assume each of the hotel properties in the Company’s hotel portfolio as of September 30, 2025 was owned as of the beginning of each of the periods presented. Unless otherwise stated, all reported results compare the third quarter ended September 30, 2025 with the third quarter ended September 30, 2024 (see discussion below). All data presented in this press release gives effect to the 1-for-10 reverse stock split completed on October 25, 2024 with regard to share counts and per share data. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
THIRD QUARTER 2025 FINANCIAL HIGHLIGHTS
•Comparable RevPAR for all hotels decreased 1.5% to $128 during the quarter on a 2.2% decrease in Comparable ADR and a 0.7% increase in Comparable Occupancy.
•Net loss attributable to common stockholders was $(69.0) million or $(11.35) per diluted share for the quarter.
•Adjusted EBITDAre was $45.4 million for the quarter.
•Adjusted funds from operations (AFFO) was $(2.85) per diluted share for the quarter.
•Comparable Hotel EBITDA was $68.9 million for the quarter, reflecting a growth rate of 2.0% over the prior year quarter.
•The Company ended the quarter with cash and cash equivalents of $81.9 million and restricted cash of $166.9 million. The vast majority of the restricted cash is comprised of lender and manager held reserves. At the end of the quarter, there was also $27.4 million in due from third-party hotel managers, which is primarily the Company’s cash held by one of its property managers and is also available to fund hotel operating costs.
•Net working capital at the end of the quarter was $144.3 million.
•Capex invested during the quarter was $5.7 million.
RECENT OPERATING HIGHLIGHTS
•In mid-December 2024, the Company launched a transformative strategic initiative designed to drive outsized EBITDA growth and substantially improve shareholder value. The initiative, labeled “GRO AHT,” centers around three core pillars: G&A Reduction, Revenue Maximization, and Operational Efficiency.

AHT Reports Third Quarter Results

November 4, 2025
•During the quarter, the Company extended its Highland mortgage loan secured by 18 hotels. The loan now has a maturity date of January 9, 2026, subject to a six-month extension option to July 9, 2026.
•During the quarter, the Company announced the completion of the sale of the Hilton Houston NASA Clear Lake in Houston, Texas for $27 million and the sale of the Residence Inn Evansville East in Evansville, Indiana for $6 million.
•During the quarter, the Company signed a definitive agreement to sell the 150-room Residence Inn San Diego Sorrento Mesa located in San Diego, California for $42.0 million or $280,000 per key. The sale was completed in October 2025.
CAPITAL STRUCTURE
As of September 30, 2025, the Company had total loans of $2.6 billion with a blended average interest rate of 8.0%. Approximately 5% of the Company’s current consolidated debt is fixed and approximately 95% is floating.
During the quarter, the Company extended its Highland mortgage loan secured by 18 hotels. The loan, which had an original final maturity date of April 9, 2025, now has a maturity date of January 9, 2026, subject to a six-month extension option to July 9, 2026, upon satisfaction of certain conditions. As part of the extension, the loan was paid down to a current balance of $733.6 million, or approximately 68% of appraised value. The loan now bears interest at a floating rate of SOFR + 4.15%.
During the quarter, the Company announced the completion of the sale of the Hilton Houston NASA Clear Lake in Houston, Texas for $27 million and the sale of the Residence Inn Evansville East in Evansville, Indiana for $6 million. When adjusted for the Company's anticipated capital expenditures, the combined sale price represents a 1.3% capitalization rate on net operating income or a multiple of 45.3x Hotel EBITDA for the twelve months ended July 31, 2025. Excluding the anticipated capital spend, the combined sale price represents a 2.0% capitalization rate on net operating income or a multiple of 28.1x Hotel EBITDA for the twelve months ended July 31, 2025.
During the quarter, the Company signed a definitive agreement to sell the 150-room Residence Inn San Diego Sorrento Mesa located in San Diego, California for $42.0 million or $280,000 per key. When adjusted for the Company's anticipated capital expenditures of $16.0 million, the sale price represents a 5.7% capitalization rate on net operating income or a multiple of 15.3x Hotel EBITDA for the twelve months ended July 31, 2025. Excluding the anticipated capital spend, the combined sale price represents a 7.9% capitalization rate on net operating income or a multiple of 11.1x Hotel EBITDA for the twelve months ended July 31, 2025. The sale was completed in October 2025.
The Company did not pay a dividend on its common stock and common units for the third quarter ended September 30, 2025. The Board of Directors will continue to monitor the situation and assess future quarterly common dividend declarations. The Company did pay dividends on its preferred stock for the third quarter.
“Despite headwinds that pressured industry-wide RevPAR during the third quarter, I’m pleased to report that Ashford Trust’s portfolio once again demonstrated resilience, delivering 2% growth in comparable Hotel EBITDA” commented Stephen Zsigray, President and Chief Executive Officer of Ashford Trust. “During the quarter, we sold two non-core assets and completed the sale of the Residence Inn San Diego Sorrento Mesa in October, reinforcing our strategy to opportunistically deleverage the portfolio while creating long-term value for shareholders. Combined with the continued execution of our “GRO AHT” initiative, we see meaningful potential for additional opportunistic asset sales that will further strengthen

AHT Reports Third Quarter Results

November 4, 2025
and transform our company.” Mr. Zsigray concluded, “We remain focused on driving outsized EBITDA growth, and believe our assets are well-positioned to deliver meaningful outperformance in the quarters ahead. Given our high percentage of floating-rate debt, we should also continue to benefit from short-term interest rates coming down.”
INVESTOR CONFERENCE CALL AND SIMULCAST
Ashford Hospitality Trust, Inc. will conduct a conference call on Wednesday, November 5, 2025, at 11:00 a.m. ET. The number to call for this interactive teleconference is (646) 307-1963. A replay of the conference call will be available through Wednesday, November 12, 2025, by dialing (609) 800-9909 and entering the confirmation number, 3400039.
The Company will also provide an online simulcast and rebroadcast of its third quarter 2025 earnings release conference call. The live broadcast of Ashford Hospitality Trust’s quarterly conference call will be available online at the Company’s website, www.ahtreit.com, on Wednesday, November 5, 2025, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for approximately one year.
We use certain non-GAAP measures, in addition to the required GAAP presentations, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer real estate investment trusts more meaningful. Non-GAAP financial measures, which should not be relied upon as a substitute for GAAP measures, used in this press release are FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA. Please refer to our most recently filed Annual Report on Form 10-K for a more detailed description of how these non-GAAP measures are calculated. The reconciliations of non-GAAP measures to the closest GAAP measures are provided below and provide further details of our results for the period being reported.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.
* * * * *
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to repay, refinance, or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events

AHT Reports Third Quarter Results

November 4, 2025
or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Investments in hotel properties, gross	$3,207,483	$3,350,086
Accumulated depreciation	(1,012,304)	(1,030,879)
Investments in hotel properties, net	2,195,179	2,319,207
Contract asset	380,160	366,671
Cash and cash equivalents	81,903	112,907
Restricted cash	164,219	99,695
Accounts receivable, net of allowance of $507 and $435 respectively	42,100	35,579
Inventories	3,747	3,631
Notes receivable, net	11,784	10,565
Investment in unconsolidated entities	7,331	7,590
Deferred costs, net	1,669	1,788
Derivative assets, net	1,022	2,594
Operating lease right-of-use assets	43,585	43,780
Other assets	27,367	39,144
Due from third-party hotel managers	26,920	21,206
Assets held for sale	21,450	96,628
Total assets	$3,008,436	$3,160,985

LIABILITIES AND EQUITY (DEFICIT)
Liabilities:
Indebtedness, net	$2,610,256	$2,629,289
Indebtedness associated with hotels in receivership	301,040	314,640
Finance lease liability	17,540	17,992
Accounts payable and accrued expenses	146,617	137,506
Accrued interest payable	13,600	10,212
Accrued interest associated with hotels in receivership	79,120	52,031
Dividends and distributions payable	4,220	3,952
Due to Ashford Inc., net	16,080	25,635
Due to related parties, net	7,177	2,850
Due to third-party hotel managers	1,042	1,145
Operating lease liabilities	44,077	44,369
Other liabilities	38,055	34,011
Liabilities associated with assets held for sale	29,236	99,139
Total liabilities	3,308,060	3,372,771

Redeemable noncontrolling interests in operating partnership	21,209	22,509
Series J Redeemable Preferred Stock, $0.01 par value, 7,672,142 and 6,799,638 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	178,743	156,671
Series K Redeemable Preferred Stock, $0.01 par value, 737,805 and 601,175 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	18,348	14,869
Series L Redeemable Preferred Stock, $0.01 par value, 195,976 and 0 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	4,463	—
Series M Redeemable Preferred Stock, $0.01 par value, 433,601 and 0 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	10,501	—
Equity (deficit):
Preferred stock, $0.01 par value, 55,000,000 shares authorized :
Series D Cumulative Preferred Stock, 1,111,127 and 1,111,127 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	11	11
Series F Cumulative Preferred Stock, 1,037,044 and 1,037,044 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	10	10
Series G Cumulative Preferred Stock, 1,470,948 and 1,470,948 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	15	15
Series H Cumulative Preferred Stock, 1,037,956 and 1,037,956 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	10	10
Series I Cumulative Preferred Stock, 1,034,303 and 1,034,303 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	11	11
Common stock, $0.01 par value, 395,000,000 shares authorized, 6,186,482 and 5,636,595 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	62	56
Additional paid-in capital	2,400,801	2,392,518
Accumulated deficit	(2,949,658)	(2,811,868)
Total stockholders' equity (deficit) of the Company	(548,738)	(419,237)
Noncontrolling interests in consolidated entities	15,850	13,402
Total equity (deficit)	(532,888)	(405,835)
Total liabilities and equity/deficit	$3,008,436	$3,160,985

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
REVENUE
Rooms	$201,916	$212,962	$635,420	$685,774
Food and beverage	45,922	46,384	155,787	159,002
Other	17,838	16,672	53,064	50,298
Total hotel revenue	265,676	276,018	844,271	895,074
Other	385	582	1,150	1,904
Total revenue	266,061	276,600	845,421	896,978
EXPENSES
Hotel operating expenses
Rooms	50,337	50,929	149,786	159,682
Food and beverage	33,273	33,908	104,454	109,247
Other expenses	100,497	100,090	296,979	311,596
Management fees	9,165	9,907	29,357	32,641
Total hotel operating expenses	193,272	194,834	580,576	613,166
Property taxes, insurance and other	16,212	18,062	48,495	52,335
Depreciation and amortization	34,589	37,740	107,204	115,471
Impairment charges	18,374	—	19,821	—
Advisory services fee:
Base advisory fee	8,414	8,197	24,948	24,375
Reimbursable expenses	2,881	3,330	9,500	12,562
Stock/unit-based compensation	(704)	218	(549)	1,261
Incentive fee	(27)	—	—	—
Stirling performance participation fee	(14)	111	213	333
Corporate, general and administrative:
Stock/unit-based compensation	—	26	13	270
Other general and administrative	7,303	5,033	17,107	20,192
Total operating expenses	280,300	267,551	807,328	839,965
Gain (loss) on consolidation of VIE and disposition of assets and hotel properties	16,753	9	55,305	94,406
Gain (loss) on derecognition of assets	9,703	11,114	29,649	156,748
OPERATING INCOME (LOSS)	12,217	20,172	123,047	308,167
Equity in earnings (loss) of unconsolidated entities	129	(133)	(258)	(828)
Interest income	1,199	1,771	3,666	5,443
Other income (expense), net	—	36	—	108
Interest expense, net of discount amortization	(56,886)	(63,252)	(181,432)	(200,083)
Interest expense associated with hotels in receivership	(9,684)	(11,120)	(29,632)	(35,162)
Amortization of loan costs	(5,993)	(3,573)	(18,936)	(9,119)
Write-off of premiums, loan costs and exit fees	(2,278)	(17)	(8,361)	(3,831)
Gain (loss) on extinguishment of debt	58	2,745	43	2,790
Realized and unrealized gain (loss) on derivatives	(1,228)	(6,202)	(4,804)	(84)
INCOME (LOSS) BEFORE INCOME TAXES	(62,466)	(59,573)	(116,667)	67,401
Income tax benefit (expense)	(259)	445	(695)	(3,313)
NET INCOME (LOSS)	(62,725)	(59,128)	(117,362)	64,088
(Income) loss attributable to noncontrolling interest in consolidated entities	1,531	477	4,719	494
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	1,045	746	2,127	(672)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(60,149)	(57,905)	(110,516)	63,910
Preferred dividends	(7,175)	(5,900)	(20,921)	(16,379)
Deemed dividends on redeemable preferred stock	(1,677)	(902)	(5,264)	(2,253)
Gain (loss) on extinguishment of preferred stock	—	1,556	—	3,340
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(69,001)	$(63,151)	$(136,701)	$48,618

INCOME (LOSS) PER SHARE – BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(11.35)	$(12.39)	$(23.38)	$10.94
Weighted average common shares outstanding – basic	6,081	5,096	5,847	4,425
Diluted:
Net income (loss) attributable to common stockholders	$(11.35)	$(12.39)	$(23.38)	$3.12
Weighted average common shares outstanding – diluted	6,081	5,096	5,847	18,768
Dividends declared per common share	$—	$—	$—	$—

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income (loss)	$(62,725)	$(59,128)	$(117,362)	$64,088
Interest expense and amortization of discounts and loan costs, net	62,879	66,825	200,368	209,202
Interest expense associated with hotels in receivership	9,684	11,120	29,632	35,162
Depreciation and amortization	34,589	37,740	107,204	115,471
Income tax expense (benefit)	259	(445)	695	3,313
Equity in (earnings) loss of unconsolidated entities	(129)	133	258	828
Company's portion of EBITDA of unconsolidated entities	426	257	952	306
EBITDA	44,983	56,502	221,747	428,370
Impairment charges on real estate	18,374	—	19,821	—
(Gain) loss on consolidation of VIE and disposition of assets and hotel properties	(16,753)	(9)	(55,305)	(94,406)
(Gain) loss on derecognition of assets	(9,703)	(11,114)	(29,649)	(156,748)
EBITDAre	36,901	45,379	156,614	177,216
Amortization of unfavorable contract liabilities	(31)	(31)	(92)	(92)
Transaction and conversion costs	4,829	1,979	8,930	9,210
Write-off of premiums, loan costs and exit fees	2,278	17	8,361	3,831
Realized and unrealized (gain) loss on derivatives	1,228	6,202	4,804	84
Stock/unit-based compensation	(704)	244	(536)	1,531
Legal, advisory and settlement costs	765	896	1,618	1,169
Other (income) expense, net	—	(36)	—	(108)
Incentive fee	(27)	—	—	—
Stirling performance participation fee	(14)	111	213	333
(Gain) loss on extinguishment of debt	(58)	(2,745)	(43)	(2,790)
Severance	216	394	1,012	544
Company's portion of adjustments to EBITDAre of unconsolidated entities	—	—	—	6
Adjusted EBITDAre	$45,383	$52,410	$180,881	$190,934
ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income (loss)	$(62,725)	$(59,128)	$(117,362)	$64,088
(Income) loss attributable to noncontrolling interest in consolidated entities	1,531	477	4,719	494
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	1,045	746	2,127	(672)
Preferred dividends	(7,175)	(5,900)	(20,921)	(16,379)
Deemed dividends on redeemable preferred stock	(1,677)	(902)	(5,264)	(2,253)
Gain (loss) on extinguishment of preferred stock	—	1,556	—	3,340
Net income (loss) attributable to common stockholders	(69,001)	(63,151)	(136,701)	48,618
Depreciation and amortization on real estate	34,047	37,740	105,083	115,471
(Gain) loss on consolidation of VIE and disposition of assets and hotel properties	(16,753)	(9)	(55,305)	(94,406)
(Gain) loss on derecognition of assets	(9,703)	(11,114)	(29,649)	(156,748)
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(1,045)	(746)	(2,127)	672
Equity in (earnings) loss of unconsolidated entities	(129)	133	258	828
Impairment charges on real estate	18,374	—	19,821	—
Company's portion of FFO of unconsolidated entities	237	(3)	156	(457)
FFO available to common stockholders and OP unitholders	(43,973)	(37,150)	(98,464)	(86,022)
Deemed dividends on redeemable preferred stock	1,677	902	5,264	2,253
(Gain) loss on extinguishment of preferred stock	—	(1,556)	—	(3,340)
Transaction and conversion costs	4,829	1,979	8,930	9,210
Write-off of premiums, loan costs and exit fees	2,278	17	8,361	3,831
Unrealized (gain) loss on derivatives	1,712	13,458	6,453	23,413
Stock/unit-based compensation	(704)	244	(536)	1,531
Legal, advisory and settlement costs	765	896	1,618	1,169
Other (income) expense, net	—	(36)	—	(108)
Amortization of credit facility exit fee	—	—	—	844
Amortization of loan costs	5,988	3,573	18,856	9,119
Incentive fee	(27)	—	—	—
Stirling performance participation fee	(14)	111	213	333
(Gain) loss on extinguishment of debt	(58)	(2,745)	(43)	(2,790)
Interest expense associated with hotels in receivership	9,684	11,120	29,632	29,615
Severance	216	394	1,012	544
Company's portion of adjustments to FFO of unconsolidated entities	10	—	85	6
Adjusted FFO available to common stockholders and OP unitholders	$(17,617)	$(8,793)	$(18,619)	$(10,392)
Adjusted FFO per diluted share available to common stockholders and OP unitholders	$(2.85)	$(1.71)	$(3.13)	$(2.32)
Weighted average diluted shares	6,191	5,156	5,954	4,480

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
SUMMARY OF INDEBTEDNESS
September 30, 2025
(dollars in thousands)
(unaudited)

Indebtedness	Current Maturity	Final Maturity (14)	Interest Rate (13)	Fixed-Rate Debt	Floating-Rate Debt	Total Debt		TTM Hotel Net Income	TTM Hotel Net Income Debt Yield	Comparable TTM Hotel EBITDA (15)	Comparable TTM Hotel EBITDA Debt Yield
US Bank Hilton Santa Cruz/Scotts Valley - 1 hotel	March 2025	March 2025	4.66%	$21,971	$—	$21,971	(2)	$(2,071)	(9.4)%	$1,931	8.8%
JPMorgan Chase - 8 hotels	October 2025	February 2026	SOFR (1) + 3.28%	—	325,000	325,000	(3)	(54,428)	(16.7)%	25,019	7.7%
Aareal Le Pavillon - 1 hotel	December 2025	December 2027	SOFR (1) + 4.00%	—	37,000	37,000	(4)	(26,139)	(70.6)%	1,563	4.2%
BAML Highland Pool - 18 hotels	January 2026	July 2026	SOFR (1) + 4.15%	—	733,625	733,625	(5)	81,705	11.1%	88,362	12.0%
BAML Indigo Atlanta - 1 hotel	February 2026	February 2027	SOFR (1) + 2.85%	—	12,330	12,330	(6)	90	0.7%	2,403	19.5%
Morgan Stanley Pool - 15 hotels	March 2026	March 2028	SOFR (1) + 3.62%	—	378,350	378,350	(7)	29,856	7.9%	39,562	10.5%
Aareal Alexandria/La Posada - 2 hotels	May 2026	May 2028	SOFR (1) + 4.00%	—	98,450	98,450	(8)	5,865	6.0%	10,668	10.8%
BAML/Sculptor KEYS 16 Pool - 16 hotels	February 2027	February 2030	SOFR (1) + 4.37%	—	580,000	580,000	(9)	47,990	8.3%	72,045	12.4%
BAML Nashville - 1 hotel	September 2027	September 2030	SOFR (1) + 2.26%	—	218,100	218,100	(9)	26,990	12.4%	36,373	16.7%
Torchlight Marriott Crystal Gateway - 1 hotel	November 2027	November 2029	SOFR (1) + 4.75%	—	121,500	121,500	(10)	12,735	10.5%	16,522	13.6%
BAML Pool - 4 hotels	December 2028	December 2028	8.51%	30,200	—	30,200		561	1.9%	4,804	15.9%
Preferred Equity Nashville - 1 hotel	May 2029	May 2029	11.14%	88,622	—	88,622	(11)	N/A	N/A	N/A	N/A
Unencumbered Hotel - 1 hotel				—	—	—		2,137	N/A	4,647	N/A
Total				$140,793	$2,504,355	$2,645,148		$125,291	4.7%	$303,899	11.5%
Percentage				5.3%	94.7%	100.0%
Weighted average interest rate (12) (13)				9.56%	7.95%	8.03%
All indebtedness is non-recourse.
The amounts do not include amounts related to the consolidation of 815 Commerce Managing Member, LLC, which includes the operations of the Le Meridien and debt associated with hotels in receivership.
(1)    SOFR rate was 4.13% at September 30, 2025.
(2)    As of September 30, 2025, this mortgage loan was in default under the terms and conditions of the mortgage loan agreement. Default interest of 5.00% was accrued in addition to the stated interest rate, in accordance with the terms of the mortgage loan agreement, and is reflected in the Company’s consolidated balance sheet and statement of operations.
(3)    This mortgage loan has six one-year extension options, subject to satisfaction of certain conditions. The sixth one-year extension period began in February 2025, subject to satisfaction of certain conditions, which must be completed by November 9, 2025.
(4)    This mortgage loan has three one-year extension options, subject to satisfaction of certain conditions. The first one-year extension option began in December 2024. This mortgage loan has a SOFR floor of 0.50%.
(5)    This mortgage loan has one six-month extension option, subject to satisfaction of certain conditions.
(6)    This mortgage loan has one one-year extension option, subject to satisfaction of certain conditions.
(7)    This mortgage loan has two one-year extension options, subject to satisfaction of certain conditions.
(8)    This mortgage loan has two one-year extension options, subject to satisfaction of certain conditions. This mortgage loan has a SOFR floor of 0.50%.
(9)    This mortgage loan has three one-year extension option, subject to satisfaction of certain conditions.
(10)    This mortgage loan has two one-year extension options, subject to satisfaction of certain conditions. This mortgage loan has a SOFR floor of 2.75%.
(11)    Terms of this preferred equity transaction include an 11.14% fixed preferred equity rate, consisting of 10.14% cash interest and 1.00% paid-in-kind interest.
(12)    The weighted average interest rates are adjusted for in-the-money interest rate caps.
(13)    Interest rates do not include default or late payment rates in effect on some mortgage loans.
(14)    The final maturity date assumes all available extension options will be exercised.
(15)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED
September 30, 2025
(dollars in thousands)
(unaudited)

	2025	2026	2027	2028	2029	Thereafter	Total
US Bank Hilton Santa Cruz/Scotts Valley - 1 hotel	$21,971	$—	$—	$—	$—	$—	$21,971
BAML Highland Pool - 18 hotels		733,625	—	—	—	—	733,625
JPMorgan Chase - 8 hotels	—	325,000	—	—	—	—	325,000
BAML Indigo Atlanta - 1 hotel		—	12,330	—	—	—	12,330
Aareal Le Pavillon - 1 hotel	—	—	35,000	—	—	—	35,000
Morgan Stanley Pool - 15 hotels	—	—	—	378,350	—	—	378,350
Aareal Alexandria/La Posada - 2 hotels	—	—	—	98,450	—	—	98,450
BAML Pool - 4 hotels	—	—	—	30,200	—	—	30,200
Preferred Equity Nashville - 1 hotel	—	—	—	—	88,622	—	88,622
Torchlight Marriott Gateway - 1 hotel	—	—	—	—	121,500	—	121,500
BAML/Sculptor KEYS 16 Pool - 16 hotels	—	—	—	—	—	580,000	580,000
BAML Nashville - 1 hotel	—	—	—	—	—	218,100	218,100
Principal due in future periods	21,971	1,058,625	47,330	507,000	210,122	798,100	2,643,148
Scheduled amortization payments remaining	—	1,000	1,000	—	—	—	2,000
Total indebtedness	$21,971	$1,059,625	$48,330	$507,000	$210,122	$798,100	$2,645,148
The amounts do not include amounts related to the consolidation of 815 Commerce Managing Member, LLC, which includes the operations of the Le Meridien and debt associated with hotels in receivership.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(unaudited)

ALL HOTELS:
	Three Months Ended September 30,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2025	2025	2025	2024	2024	2024	% Variance	% Variance
Rooms revenue (in thousands)	$201,916	$(1,232)	$200,684	$212,961	$(10,741)	$202,220	(5.19)%	(0.76)%
RevPAR	$127.75	$(78.04)	$128.25	$132.05	$(181.91)	$130.15	(3.26)%	(1.46)%
Occupancy	70.93%	(60.54)%	71.03%	70.82%	(78.34)%	70.54%	0.16%	0.70%
ADR	$180.10	$(128.91)	$180.54	$186.44	$(232.21)	$184.51	(3.40)%	(2.15)%

ALL HOTELS:
	Nine Months Ended September 30,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2025	2025	2025	2024	2024	2024	% Variance	% Variance
Rooms revenue (in thousands)	$635,420	$(6,536)	$628,884	$685,774	$(60,178)	$625,596	(7.34)%	0.53%
RevPAR	$134.62	$(85.40)	$135.43	$135.17	$(131.20)	$135.57	(0.41)%	(0.10)%
Occupancy	71.39%	(66.23)%	71.47%	70.71%	(68.84)%	70.89%	0.96%	0.82%
ADR	$188.58	$(128.93)	$189.49	$191.17	$(190.60)	$191.23	(1.36)%	(0.91)%

NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.

ALL HOTELS NOT UNDER RENOVATION:
	Three Months Ended September 30,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2025	2025	2025	2024	2024	2024	% Variance	% Variance
Rooms revenue (in thousands)	$200,855	$(1,232)	$199,623	$211,026	$(10,741)	$200,285	(4.82)%	(0.33)%
RevPAR	$128.98	$(78.04)	$129.50	$132.77	$(181.91)	$130.87	(2.85)%	(1.05)%
Occupancy	71.52%	(60.54)%	71.63%	71.13%	(78.34)%	70.85%	0.55%	1.09%
ADR	$180.36	$(128.91)	$180.80	$186.65	$(232.21)	$184.71	(3.37)%	(2.12)%

ALL HOTELS NOT UNDER RENOVATION:
	Nine Months Ended September 30,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2025	2025	2025	2024	2024	2024	% Variance	% Variance
Rooms revenue (in thousands)	$629,069	$(6,536)	$622,533	$677,646	$(60,178)	$617,468	(7.17)%	0.82%
RevPAR	$135.26	$(85.40)	$136.10	$135.43	$(131.20)	$135.86	(0.12)%	0.18%
Occupancy	71.69%	(66.23)%	71.78%	70.88%	(68.84)%	71.09%	1.14%	0.97%
ADR	$188.69	$(128.93)	$189.61	$191.06	$(190.60)	$191.11	(1.24)%	(0.78)%

NOTES:
(1)    The above comparable information assumes the 69 hotel properties owned and included in the Company’s operations at September 30, 2025, and not under renovation during the three months ended September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.
(2)    Excluded hotels under renovation:
Hilton Garden Inn Austin Downtown

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL NET INCOME (LOSS) & EBITDA
(dollars in thousands)
(unaudited)

ALL HOTELS:	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	% Variance	2025	2024	% Variance
Total hotel revenue	$265,675	$276,019	(3.75)%	$844,271	$895,074	(5.68)%
Non-comparable adjustments	(1,475)	(12,254)		(8,101)	(73,588)
Comparable total hotel revenue	$264,200	$263,765	0.16%	$836,170	$821,486	1.79%

Hotel net income (loss)	$26,634	$32,678	(18.50)%	$153,321	$203,792	(24.77)%
Non-comparable adjustments	(15,519)	(4,933)		(46,457)	(92,613)
Comparable hotel net income (loss)	$11,115	$27,745	(59.94)%	$106,864	$111,179	(3.88)%
Hotel net income (loss) margin	10.03%	11.84%	(1.81)%	18.16%	22.77%	(4.61)%
Comparable hotel net income margin	4.21%	10.52%	(6.31)%	12.78%	13.53%	(0.75)%

Hotel EBITDA	$68,740	$71,833	(4.31)%	$239,492	$245,279	(2.36)%
Non-comparable adjustments	139	(4,291)		(901)	(17,016)
Comparable hotel EBITDA	$68,879	$67,542	1.98%	$238,591	$228,263	4.52%
Hotel EBITDA margin	25.87%	26.02%	(0.15)%	28.37%	27.40%	0.97%
Comparable hotel EBITDA margin	26.07%	25.61%	0.46%	28.53%	27.79%	0.74%
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.
(2)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.
ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL NET INCOME (LOSS) & EBITDA
(dollars in thousands)
(unaudited)

ALL HOTELS NOT UNDER RENOVATION:	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	% Variance	2025	2024	% Variance
Total hotel revenue	$264,340	$273,793	(3.45)%	$836,706	$885,730	(5.53)%
Non-comparable adjustments	(1,475)	(12,254)		(8,101)	(73,588)
Comparable total hotel revenue	$262,865	$261,539	0.51%	$828,605	$812,142	2.03%

Hotel net income (loss)	$27,278	$32,967	(17.26)%	$152,596	$202,772	(24.75)%
Non-comparable adjustments	(15,519)	(4,933)		(46,457)	(92,613)
Comparable hotel net income (loss)	$11,759	$28,034	(58.05)%	$106,139	$110,159	(3.65)%
Hotel net income (loss) margin	10.32%	12.04%	(1.72)%	18.24%	22.89%	(4.65)%
Comparable hotel net income margin	4.47%	10.72%	(6.25)%	12.81%	13.56%	(0.75)%

Hotel EBITDA	$68,935	$71,723	(3.89)%	$237,959	$242,914	(2.04)%
Non-comparable adjustments	139	(4,291)		(901)	(17,016)
Comparable hotel EBITDA	$69,074	$67,432	2.44%	$237,058	$225,898	4.94%
Hotel EBITDA margin	26.08%	26.20%	(0.12)%	28.44%	27.43%	1.01%
Comparable hotel EBITDA margin	26.28%	25.78%	0.50%	28.61%	27.82%	0.79%
NOTES:
(1)    The above comparable information assumes the 69 hotel properties owned and included in the Company’s operations at September 30, 2025, and not under renovation during the three months ended September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.
(2)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.
(3)    Excluded hotels under renovation:
Hilton Garden Inn Austin Downtown

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL REVENUE, NET INCOME (LOSS) & EBITDA FOR TRAILING TWELVE MONTHS
(dollars in thousands)
(unaudited)

	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable
	2025	2025	2025	2025	2025	2025	2025	2025	2025	2024	2024	2024
	3rd Quarter	3rd Quarter	3rd Quarter	2nd Quarter	2nd Quarter	2nd Quarter	1st Quarter	1st Quarter	1st Quarter	4th Quarter	4th Quarter	4th Quarter
Total hotel revenue	$265,675	$(1,475)	$264,200	$301,546	$(3,532)	$298,014	$277,051	$(3,095)	$273,956	$275,060	$(10,510)	$264,550
Hotel net income (loss)	$26,634	$(15,519)	$11,115	$57,561	$1,489	$59,050	$69,126	$(32,423)	$36,703	$(37,125)	$(1,332)	$(38,457)
Hotel net income (loss) margin	10.03%		4.21%	19.09%		19.81%	24.95%		13.40%	(13.50)%		(14.54)%
Hotel EBITDA	$68,740	$139	$68,879	$92,279	$(614)	$91,665	$78,473	$(426)	$78,047	$69,415	$(2,841)	$66,574
Hotel EBITDA margin	25.87%		26.07%	30.60%		30.76%	28.32%		28.49%	25.24%		25.16%

Hotel net income (loss) % of total TTM	22.9%		16.2%	49.5%		86.3%	59.5%		53.7%	(31.9)%		(56.2)%
EBITDA % of total TTM	22.3%		22.6%	29.9%		30.0%	25.4%		25.6%	22.4%		21.8%

JV interests in Hotel net income (loss)	$(1,249)		$(1,249)	$(1,235)		$(1,235)	$(1,544)		$(1,544)	$(2,771)		$(2,771)
JV interests in EBITDA	$216		$216	$421		$421	$321		$321	$(63)		$(63)

	Actual	Non-comparable Adjustments	Comparable
	2025	2025	2025
	TTM	TTM	TTM
Total hotel revenue	$1,119,332	$(18,612)	$1,100,720
Hotel net income (loss)	$116,196	$(47,785)	$68,411
Hotel net income (loss) margin	10.38%		6.22%
Hotel EBITDA	$308,907	$(3,742)	$305,165
Hotel EBITDA margin	27.60%		27.72%

Hotel net income (loss) % of total TTM	100.0%		100.0%
EBITDA % of total TTM	100.0%		100.0%

JV interests in Hotel net income (loss)	$(6,799)		$(6,799)
JV interests in EBITDA	$895		$895
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.
(2)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL REVPAR BY MARKET
(unaudited)

			Three Months Ended September 30,
	Number of Hotels	Number of Rooms	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
			2025	2025	2025	2024	2024	2024	% Variance	% Variance
Atlanta, GA Area	6	1,128	$134.35	$—	$134.35	$132.52	$—	$132.52	1.4%	1.4%
Boston, MA Area	—	—	—	—	—	274.46	(274.46)	—	(100.0)%	—%
Dallas / Ft. Worth, TX Area	5	1,396	107.91	—	107.91	102.56	(69.96)	102.73	5.2%	5.0%
Houston, TX Area	2	453	106.99	(76.76)	116.12	112.92	(96.90)	121.47	(5.3)%	(4.4)%
Los Angeles, CA Metro Area	4	1,312	141.01	—	141.01	138.06	—	138.06	2.1%	2.1%
Miami, FL Metro Area	2	414	110.86	—	110.86	112.35	—	112.35	(1.3)%	(1.3)%
Minneapolis - St. Paul, MN Area	2	520	98.14	—	98.14	94.59	—	94.59	3.8%	3.8%
Nashville, TN Area	1	674	214.89	—	214.89	203.17	—	203.17	5.8%	5.8%
New York / New Jersey Metro Area	4	1,159	116.83	—	116.83	105.56	—	105.56	10.7%	10.7%
Orlando, FL Area	2	524	92.89	—	92.89	95.09	—	95.09	(2.3)%	(2.3)%
Philadelphia, PA Area	1	263	133.67	—	133.67	118.04	—	118.04	13.2%	13.2%
San Diego, CA Area	2	410	157.32	—	157.32	180.15	—	180.15	(12.7)%	(12.7)%
San Francisco - Oakland, CA Metro Area	3	793	147.50	—	147.50	142.20	—	142.20	3.7%	3.7%
Tampa, FL Area	2	571	93.75	—	93.75	105.33	—	105.33	(11.0)%	(11.0)%
Washington D.C. - MD - VA Area	9	2,428	130.81	—	130.81	141.50	—	141.50	(7.6)%	(7.6)%
Other Areas	25	4,964	126.20	(83.07)	126.50	131.21	(81.64)	131.99	(3.8)%	(4.2)%
Total Portfolio	70	17,009	$127.75	$(78.04)	$128.25	$132.05	$(181.91)	$130.15	(3.3)%	(1.5)%
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.
ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL REVPAR BY MARKET
(unaudited)

			Nine Months Ended September 30,
	Number of Hotels	Number of Rooms	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
			2025	2025	2025	2024	2024	2024	% Variance	% Variance
Atlanta, GA Area	6	1,128	$137.92	$—	$137.92	$127.79	$(77.84)	$133.92	7.9%	3.0%
Boston, MA Area	—	—	38.81	(38.81)	—	206.13	(206.13)	—	(81.2)%	—%
Dallas / Ft. Worth, TX Area	5	1,396	119.91	—	119.91	115.17	(83.82)	117.45	4.1%	2.1%
Houston, TX Area	2	453	112.33	(91.11)	122.00	106.58	(98.27)	111.04	5.4%	9.9%
Los Angeles, CA Metro Area	4	1,312	150.25	—	150.25	145.73	(84.48)	148.87	3.1%	0.9%
Miami, FL Metro Area	2	414	177.53	—	177.53	170.98	—	170.98	3.8%	3.8%
Minneapolis - St. Paul, MN Area	2	520	75.83	—	75.83	77.01	—	77.01	(1.5)%	(1.5)%
Nashville, TN Area	1	674	229.62	—	229.62	228.15	—	228.15	0.6%	0.6%
New York / New Jersey Metro Area	4	1,159	101.62	—	101.62	95.57	(55.84)	97.33	6.3%	4.4%
Orlando, FL Area	2	524	117.02	—	117.02	119.20	—	119.20	(1.8)%	(1.8)%
Philadelphia, PA Area	1	263	123.98	—	123.98	108.29	(28.18)	121.56	14.5%	2.0%
San Diego, CA Area	2	410	149.53	—	149.53	161.66	—	161.66	(7.5)%	(7.5)%
San Francisco - Oakland, CA Metro Area	3	793	139.11	—	139.11	128.79	(85.16)	134.87	8.0%	3.1%
Tampa, FL Area	2	571	145.48	—	145.48	142.08	—	142.08	2.4%	2.4%
Washington D.C. - MD - VA Area	9	2,428	149.08	—	149.08	154.09	—	154.09	(3.3)%	(3.3)%
Other Areas	25	4,964	126.69	(74.41)	127.36	129.84	(135.47)	129.30	(2.4)%	(1.5)%
Total Portfolio	70	17,009	$134.62	$(85.40)	$135.43	$135.17	$(131.20)	$135.57	(0.4)%	(0.1)%
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL NET INCOME (LOSS) BY MARKET
(in thousands)
(unaudited)

			Three Months Ended September 30,
	Number of Hotels	Number of Rooms	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Comparable
			2025	2025	2025		2024	2024	2024		% Variance	% Variance
Atlanta, GA Area	6	1,128	$1,904	$(2)	$1,902	17.1%	$1,027	$18	$1,045	3.8%	85.4%	82.0%
Boston, MA Area	—	—	(34)	34	—	—%	3,200	(3,200)	—	—%	(101.1)%	—%
Dallas / Ft. Worth, TX Area	5	1,396	334	(19)	315	2.8%	3,029	(2,690)	339	1.2%	(89.0)%	(7.1)%
Houston, TX Area	2	453	15,526	(15,517)	9	0.1%	82	469	551	2.0%	18,834.1%	(98.4)%
Los Angeles, CA Metro Area	4	1,312	2,682	—	2,682	24.1%	2,504	—	2,504	9.0%	7.1%	7.1%
Miami, FL Metro Area	2	414	(813)	—	(813)	(7.3)%	(1,361)	—	(1,361)	(4.9)%	40.3%	40.3%
Minneapolis - St. Paul, MN Area	2	520	861	—	861	7.7%	456	—	456	1.6%	88.8%	88.8%
Nashville, TN Area	1	674	6,127	—	6,127	55.1%	4,950	—	4,950	17.8%	23.8%	23.8%
New York / New Jersey Metro Area	4	1,159	1,900	—	1,900	17.1%	715	—	715	2.6%	165.7%	165.7%
Orlando, FL Area	2	524	(23)	—	(23)	(0.2)%	(212)	—	(212)	(0.8)%	89.2%	89.2%
Philadelphia, PA Area	1	263	760	—	760	6.8%	353	(46)	307	1.1%	115.3%	147.6%
San Diego, CA Area	2	410	1,604	—	1,604	14.4%	2,258	—	2,258	8.1%	(29.0)%	(29.0)%
San Francisco - Oakland, CA Metro Area	3	793	1,603	—	1,603	14.4%	1,085	(2)	1,083	3.9%	47.7%	48.0%
Tampa, FL Area	2	571	(18)	—	(18)	(0.2)%	483	—	483	1.7%	(103.7)%	(103.7)%
Washington D.C. - MD - VA Area	9	2,428	5,794	—	5,794	52.1%	7,246	—	7,246	26.1%	(20.0)%	(20.0)%
Other Areas	25	4,964	(11,573)	(15)	(11,588)	(104.0)%	6,863	518	7,381	26.8%	(268.6)%	(257.0)%
Total Portfolio	70	17,009	$26,634	$(15,519)	$11,115	100.0%	$32,678	$(4,933)	$27,745	100.0%	(18.5)%	(59.9)%
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.
(2)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.
ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL NET INCOME (LOSS) BY MARKET
(in thousands)
(unaudited)

			Nine Months Ended September 30,
	Number of Hotels	Number of Rooms	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Comparable
			2025	2025	2025		2024	2024	2024		% Variance	% Variance
Atlanta, GA Area	6	1,128	$6,400	$(2)	$6,398	6.0%	$18,009	$(14,072)	$3,937	3.5%	(64.5)%	62.5%
Boston, MA Area	—	—	31,821	(31,821)	—	—%	2,361	(2,361)	—	—%	1,247.8%	—%
Dallas / Ft. Worth, TX Area	5	1,396	4,017	(19)	3,998	3.7%	9,028	(1,730)	7,298	6.6%	(55.5)%	(45.2)%
Houston, TX Area	2	453	16,679	(15,622)	1,057	1.0%	412	27	439	0.4%	3,948.3%	140.8%
Los Angeles, CA Metro Area	4	1,312	11,563	—	11,563	10.8%	6,227	3,375	9,602	8.6%	85.7%	20.4%
Miami, FL Metro Area	2	414	4,791	—	4,791	4.5%	3,860	—	3,860	3.5%	24.1%	24.1%
Minneapolis - St. Paul, MN Area	2	520	459	—	459	0.4%	(779)	—	(779)	(0.7)%	158.9%	158.9%
Nashville, TN Area	1	674	20,798	—	20,798	19.5%	19,400	—	19,400	17.4%	7.2%	7.2%
New York / New Jersey Metro Area	4	1,159	2,664	—	2,664	2.5%	(107)	882	775	0.7%	2,589.7%	243.7%
Orlando, FL Area	2	524	9,434	—	9,434	8.8%	2,229	—	2,229	2.0%	323.2%	323.2%
Philadelphia, PA Area	1	263	1,660	(2)	1,658	1.6%	370	802	1,172	1.1%	348.6%	41.5%
San Diego, CA Area	2	410	4,108	—	4,108	3.8%	5,126	—	5,126	4.6%	(19.9)%	(19.9)%
San Francisco - Oakland, CA Metro Area	3	793	2,677	212	2,889	2.7%	1,565	244	1,809	1.6%	71.1%	59.7%
Tampa, FL Area	2	571	7,454	—	7,454	7.0%	6,908	—	6,908	6.2%	7.9%	7.9%
Washington D.C. - MD - VA Area	9	2,428	26,442	—	26,442	24.7%	27,014	—	27,014	24.3%	(2.1)%	(2.1)%
Other Areas	25	4,964	2,354	797	3,151	3.0%	102,169	(79,780)	22,389	20.2%	(97.7)%	(85.9)%
Total Portfolio	70	17,009	$153,321	$(46,457)	$106,864	100.0%	$203,792	$(92,613)	$111,179	100.0%	(24.8)%	(3.9)%
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.
(2)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL EBITDA BY MARKET
(in thousands)
(unaudited)

			Three Months Ended September 30,
	Number of Hotels	Number of Rooms	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Comparable
			2025	2025	2025		2024	2024	2024		% Variance	% Variance
Atlanta, GA Area	6	1,128	$4,741	$(2)	$4,739	6.9%	$4,142	$11	$4,153	6.1%	14.5%	14.1%
Boston, MA Area	—	—	4	(4)	—	—%	3,897	(3,897)	—	—%	(99.9)%	—%
Dallas / Ft. Worth, TX Area	5	1,396	5,067	—	5,067	7.4%	4,251	(25)	4,226	6.3%	19.2%	19.9%
Houston, TX Area	2	453	1,848	154	2,002	2.9%	2,351	(335)	2,016	3.0%	(21.4)%	(0.7)%
Los Angeles, CA Metro Area	4	1,312	4,190	—	4,190	6.1%	4,370	—	4,370	6.5%	(4.1)%	(4.1)%
Miami, FL Metro Area	2	414	604	—	604	0.9%	729	—	729	1.1%	(17.1)%	(17.1)%
Minneapolis - St. Paul, MN Area	2	520	1,539	—	1,539	2.2%	1,209	—	1,209	1.8%	27.3%	27.3%
Nashville, TN Area	1	674	8,174	—	8,174	11.9%	7,470	—	7,470	11.1%	9.4%	9.4%
New York / New Jersey Metro Area	4	1,159	4,071	—	4,071	5.9%	2,737	—	2,737	4.1%	48.7%	48.7%
Orlando, FL Area	2	524	723	—	723	1.0%	712	—	712	1.1%	1.5%	1.5%
Philadelphia, PA Area	1	263	1,102	—	1,102	1.6%	733	(47)	686	1.0%	50.3%	60.6%
San Diego, CA Area	2	410	2,232	—	2,232	3.2%	2,779	—	2,779	4.1%	(19.7)%	(19.7)%
San Francisco - Oakland, CA Metro Area	3	793	4,187	—	4,187	6.1%	3,491	(2)	3,489	5.2%	19.9%	20.0%
Tampa, FL Area	2	571	725	—	725	1.1%	1,205	—	1,205	1.8%	(39.8)%	(39.8)%
Washington D.C. - MD - VA Area	9	2,428	9,841	—	9,841	14.3%	11,659	—	11,659	17.3%	(15.6)%	(15.6)%
Other Areas	25	4,964	19,692	(9)	19,683	28.5%	20,098	4	20,102	29.5%	(2.0)%	(2.1)%
Total Portfolio	70	17,009	$68,740	$139	$68,879	100.0%	$71,833	$(4,291)	$67,542	100.0%	(4.3)%	2.0%
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.
(2)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.
ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL EBITDA BY MARKET
(in thousands)
(unaudited)

			Nine Months Ended September 30,
	Number of Hotels	Number of Rooms	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Comparable
			2025	2025	2025		2024	2024	2024		% Variance	% Variance
Atlanta, GA Area	6	1,128	$14,907	$(3)	$14,904	6.2%	$13,434	$(211)	$13,223	5.8%	11.0%	12.7%
Boston, MA Area	—	—	64	(64)	—	—%	8,485	(8,485)	—	—%	(99.2)%	—%
Dallas / Ft. Worth, TX Area	5	1,396	19,587	—	19,587	8.2%	17,749	(564)	17,185	7.5%	10.4%	14.0%
Houston, TX Area	2	453	6,773	(792)	5,981	2.5%	6,134	(1,445)	4,689	2.1%	10.4%	27.6%
Los Angeles, CA Metro Area	4	1,312	16,511	—	16,511	6.9%	15,699	153	15,852	6.9%	5.2%	4.2%
Miami, FL Metro Area	2	414	9,102	—	9,102	3.8%	8,176	1	8,177	3.6%	11.3%	11.3%
Minneapolis - St. Paul, MN Area	2	520	2,655	—	2,655	1.1%	1,585	2	1,587	0.7%	67.5%	67.3%
Nashville, TN Area	1	674	27,858	—	27,858	11.7%	26,812	—	26,812	11.7%	3.9%	3.9%
New York / New Jersey Metro Area	4	1,159	8,886	—	8,886	3.7%	7,222	(108)	7,114	3.1%	23.0%	24.9%
Orlando, FL Area	2	524	5,119	—	5,119	2.1%	5,064	—	5,064	2.2%	1.1%	1.1%
Philadelphia, PA Area	1	263	2,737	(2)	2,735	1.1%	2,100	233	2,333	1.0%	30.3%	17.2%
San Diego, CA Area	2	410	6,083	—	6,083	2.5%	6,812	1	6,813	3.0%	(10.7)%	(10.7)%
San Francisco - Oakland, CA Metro Area	3	793	10,591	—	10,591	4.4%	9,590	(228)	9,362	4.1%	10.4%	13.1%
Tampa, FL Area	2	571	9,685	—	9,685	4.1%	9,305	2	9,307	4.1%	4.1%	4.1%
Washington D.C. - MD - VA Area	9	2,428	38,716	—	38,716	16.2%	40,746	4	40,750	17.9%	(5.0)%	(5.0)%
Other Areas	25	4,964	60,218	(40)	60,178	25.5%	66,366	(6,371)	59,995	26.3%	(9.3)%	0.3%
Total Portfolio	70	17,009	$239,492	$(901)	$238,591	100.0%	$245,279	$(17,016)	$228,263	100.0%	(2.4)%	4.5%
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.
(2)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
TOTAL ENTERPRISE VALUE
September 30, 2025
(in thousands, except share price)
(unaudited)

September 30, 2025
Common stock shares outstanding	6,186
Partnership units outstanding	121
Combined common stock shares and partnership units outstanding	6,307
Common stock price	$5.90
Market capitalization	$37,211
Series D cumulative preferred stock	$27,778
Series F cumulative preferred stock	$25,926
Series G cumulative preferred stock	$36,774
Series H cumulative preferred stock	$25,949
Series I cumulative preferred stock	$25,858
Series J redeemable preferred stock	$191,804
Series K redeemable preferred stock	$18,445
Series L redeemable preferred stock	$4,899
Series M redeemable preferred stock	$10,840
Indebtedness	$2,645,148
Net working capital (see below)	$(144,269)
Total enterprise value (TEV)	$2,906,363

Cash and cash equivalents	$81,271
Restricted cash	$162,249
Accounts receivable, net	$42,070
Prepaid expenses	$12,288
Due from third-party hotel managers, net	$26,355
Total current assets	$324,233

Accounts payable, net & accrued expenses	$145,044
Dividends and distributions payable	$4,220
Due to affiliates, net	$30,700
Total current liabilities	$179,964

Net working capital	$144,269

The amounts do not include amounts related to the consolidation of 815 Commerce Managing Member, LLC, which includes the operations of the Le Meridien and debt associated with hotels in receivership.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
ANTICIPATED CAPITAL EXPENDITURES CALENDAR (a)

		2025
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Rooms	Actual	Actual	Actual	Estimated
Courtyard Bloomington	117	x	x		x
Embassy Suites Palm Beach	160	x
Hampton Inn Evansville	140	x	x
Hilton Garden Inn Austin Downtown	254		x	x
Hilton Garden Inn Virginia Beach	176				x
Sheraton Anchorage	370				x
Westin Princeton	296				x
Total		3	3	1	4
(a)    Only hotels which have had or are expected to have significant capital expenditures that could result in displacement in 2025 are included in this table.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	2025	2025	2025	2024	September 30, 2025
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	TTM
Net income (loss)	$26,634	$57,561	$69,126	$(37,125)	$116,196
Non-property adjustments	2,353	(5,234)	(31,855)	59,274	24,538
Interest income	(400)	(370)	(346)	(408)	(1,524)
Interest expense	3,061	3,156	3,065	3,181	12,463
Amortization of loan costs	35	132	106	118	391
Depreciation and amortization	34,540	35,228	37,290	37,256	144,314
Income tax expense (benefit)	—	—	—	(22)	(22)
Non-hotel EBITDA ownership expense	2,517	1,806	1,087	7,141	12,551
Hotel EBITDA including amounts attributable to noncontrolling interest	68,740	92,279	78,473	69,415	308,907
Non-comparable adjustments	139	(614)	(426)	(2,841)	(3,742)
Comparable hotel EBITDA	$68,879	$91,665	$78,047	$66,574	$305,165
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30, 2025
	Hotel Properties Not Under Renovation	Hotel Properties Under Renovation	Hotel Total	Corporate / Allocated	Ashford Hospitality Trust, Inc.
Net income (loss)	$27,278	$(644)	$26,634	$(89,359)	$(62,725)
Non-property adjustments	2,353	—	2,353	(2,353)	—
Interest income	(400)	—	(400)	400	—
Interest expense	3,061	—	3,061	63,509	66,570
Amortization of loan cost	35	—	35	5,958	5,993
Depreciation and amortization	34,090	450	34,540	49	34,589
Income tax expense (benefit)	—	—	—	259	259
Non-hotel EBITDA ownership expense	2,518	(1)	2,517	(2,517)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	68,935	(195)	68,740	(24,054)	44,686
Equity in (earnings) loss of unconsolidated entities	—	—	—	(129)	(129)
Company's portion of EBITDA of unconsolidated entities	—	—	—	426	426
Hotel EBITDA attributable to the Company and OP unitholders	$68,935	$(195)	$68,740	$(23,757)	$44,983
Non-comparable adjustments	139	—	139
Comparable hotel EBITDA	$69,074	$(195)	$68,879
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.
(2)    Excluded hotels under renovation:
Hilton Garden Inn Austin Downtown

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30, 2025
	Hotel Total	Corporate / Allocated	Ashford Hospitality Trust, Inc.
Net income (loss)	$57,561	$(90,000)	$(32,439)
Non-property adjustments	(5,234)	5,234	—
Interest income	(370)	370	—
Interest expense	3,156	69,690	72,846
Amortization of loan cost	132	7,611	7,743
Depreciation and amortization	35,228	48	35,276
Income tax expense (benefit)	—	119	119
Non-hotel EBITDA ownership expense	1,806	(1,806)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	92,279	(8,734)	83,545
Equity in (earnings) loss of unconsolidated entities	—	(44)	(44)
Company's portion of EBITDA of unconsolidated entities	—	406	406
Hotel EBITDA attributable to the Company and OP unitholders	$92,279	$(8,372)	$83,907
Non-comparable adjustments	(614)
Comparable hotel EBITDA	$91,665
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31, 2025
	Hotel Total	Corporate / Allocated	Ashford Hospitality Trust, Inc.
Net income (loss)	$69,126	$(91,324)	$(22,198)
Non-property adjustments	(31,855)	31,855	—
Interest income	(346)	346	—
Interest expense	3,065	68,583	71,648
Amortization of loan cost	106	5,094	5,200
Depreciation and amortization	37,290	49	37,339
Income tax expense (benefit)	—	317	317
Non-hotel EBITDA ownership expense	1,087	(1,087)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	78,473	13,833	92,306
Equity in (earnings) loss of unconsolidated entities	—	431	431
Company's portion of EBITDA of unconsolidated entities	—	120	120
Hotel EBITDA attributable to the Company and OP unitholders	$78,473	$14,384	$92,857
Non-comparable adjustments	(426)
Comparable hotel EBITDA	$78,047
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31, 2024
	Hotel Total	Corporate / Allocated	Ashford Hospitality Trust, Inc.
Net income (loss)	$(37,125)	$(91,974)	$(129,099)
Non-property adjustments	59,274	(59,274)	—
Interest income	(408)	408	—
Interest expense	3,181	66,934	70,115
Amortization of loan cost	118	4,354	4,472
Depreciation and amortization	37,256	49	37,305
Income tax expense (benefit)	(22)	(2,294)	(2,316)
Non-hotel EBITDA ownership expense	7,141	(7,141)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	69,415	(88,938)	(19,523)
Equity in (earnings) loss of unconsolidated entities	—	1,542	1,542
Company's portion of EBITDA of unconsolidated entities	—	130	130
Hotel EBITDA attributable to the Company and OP unitholders	$69,415	$(87,266)	$(17,851)
Non-comparable adjustments	(2,841)
Comparable hotel EBITDA	$66,574
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30, 2024
	Hotel Properties Not Under Renovation	Hotel Properties Under Renovation	Hotel Total	Corporate / Allocated	Ashford Hospitality Trust, Inc.
Net income (loss)	$32,967	$(289)	$32,678	$(91,806)	$(59,128)
Non-property adjustments	(2,771)	—	(2,771)	2,771	—
Interest income	(482)	—	(482)	482	—
Interest expense	2,206	—	2,206	72,167	74,373
Amortization of loan cost	77	—	77	3,495	3,572
Depreciation and amortization	37,259	432	37,691	49	37,740
Income tax expense (benefit)	26	—	26	(471)	(445)
Non-hotel EBITDA ownership expense	2,441	(33)	2,408	(2,408)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	71,723	110	71,833	(15,721)	56,112
Equity in (earnings) loss of unconsolidated entities	—	—	—	133	133
Company's portion of EBITDA of unconsolidated entities	—	—	—	257	257
Hotel EBITDA attributable to the Company and OP unitholders	$71,723	$110	$71,833	$(15,331)	$56,502
Non-comparable adjustments	(4,291)	—	(4,291)
Comparable hotel EBITDA	$67,432	$110	$67,542
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.
(2)    Excluded hotels under renovation:
Hilton Garden Inn Austin Downtown

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2025
	Hotel Properties Not Under Renovation	Hotel Properties Under Renovation	Hotel Total	Corporate / Allocated	Ashford Hospitality Trust, Inc.
Net income (loss)	$152,596	$725	$153,321	$(270,683)	$(117,362)
Non-property adjustments	(34,736)	—	(34,736)	34,736	—
Interest income	(1,116)	—	(1,116)	1,116	—
Interest expense	9,282	—	9,282	201,782	211,064
Amortization of loan cost	273	—	273	18,663	18,936
Depreciation and amortization	105,728	1,330	107,058	146	107,204
Income tax expense (benefit)	—	—	—	695	695
Non-hotel EBITDA ownership expense	5,932	(522)	5,410	(5,410)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	237,959	1,533	239,492	(18,955)	220,537
Equity in (earnings) loss of unconsolidated entities	—	—	—	258	258
Company's portion of EBITDA of unconsolidated entities	—	—	—	952	952
Hotel EBITDA attributable to the Company and OP unitholders	$237,959	$1,533	$239,492	$(17,745)	$221,747
Non-comparable adjustments	(901)	—	(901)
Comparable hotel EBITDA	$237,058	$1,533	$238,591
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.
(2)    Excluded hotels under renovation:
Hilton Garden Inn Austin Downtown

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2024
	Hotel Properties Not Under Renovation	Hotel Properties Under Renovation	Hotel Total	Corporate / Allocated	Ashford Hospitality Trust, Inc.
Net income (loss)	$202,772	$1,020	$203,792	$(139,704)	$64,088
Non-property adjustments	(86,787)	—	(86,787)	86,787	—
Interest income	(1,312)	—	(1,312)	1,312	—
Interest expense	8,447	—	8,447	226,799	235,246
Amortization of loan cost	372	—	372	8,746	9,118
Depreciation and amortization	113,751	1,299	115,050	421	115,471
Income tax expense (benefit)	90	—	90	3,223	3,313
Non-hotel EBITDA ownership expense	5,581	46	5,627	(5,627)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	242,914	2,365	245,279	181,957	427,236
Equity in (earnings) loss of unconsolidated entities	—	—	—	828	828
Company's portion of EBITDA of unconsolidated entities	—	—	—	306	306
Hotel EBITDA attributable to the Company and OP unitholders	$242,914	$2,365	$245,279	$183,091	$428,370
Non-comparable adjustments	(17,016)	—	(17,016)
Comparable hotel EBITDA	$225,898	$2,365	$228,263
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.
(2)    Excluded hotels under renovation:
Hilton Garden Inn Austin Downtown

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30, 2025
	Atlanta, GA Area	Boston, MA Area	Dallas / Ft. Worth, TX Area	Houston, TX Area	Los Angeles, CA Metro Area	Miami, FL Metro Area	Minneapolis - St. Paul, MN - WI Area	Nashville, TN Area	New York / New Jersey Metro Area
Net income (loss)	$1,904	$(34)	$334	$15,526	$2,682	$(813)	$861	$6,127	$1,900
Non-property adjustments	—	38	(19)	(16,034)	—	—	—	—	—
Interest income	(59)	—	—	—	(16)	(1)	—	(39)	—
Interest expense	704	—	1,013	—	—	—	—	—	—
Amortization of loan costs	6	—	6	—	—	—	—	—	—
Depreciation and amortization	2,082	—	3,400	1,952	1,390	1,378	690	2,108	1,859
Income tax expense (benefit)	—	—	—	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	104	—	333	404	134	40	(12)	(22)	312
Hotel EBITDA including amounts attributable to noncontrolling interest	4,741	4	5,067	1,848	4,190	604	1,539	8,174	4,071
Non-comparable adjustments	(2)	(4)	—	154	—	—	—	—	—
Comparable hotel EBITDA	$4,739	$—	$5,067	$2,002	$4,190	$604	$1,539	$8,174	$4,071

	Orlando, FL Area	Philadelphia, PA Area	San Diego, CA Area	San Francisco - Oakland, CA Metro Area	Tampa, FL Area	Washington D.C. - MD - VA Area	Other Areas	Total Portfolio
Net income (loss)	$(23)	$760	$1,604	$1,603	$(18)	$5,794	$(11,573)	$26,634
Non-property adjustments	—	—	—	—	—	—	18,368	2,353
Interest income	(33)	—	(27)	(12)	—	(174)	(39)	(400)
Interest expense	—	—	—	556	—	—	788	3,061
Amortization of loan costs	—	—	—	—	—	—	23	35
Depreciation and amortization	779	339	651	1,860	681	4,109	11,262	34,540
Income tax expense (benefit)	—	—	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	—	3	4	180	62	112	863	2,517
Hotel EBITDA including amounts attributable to noncontrolling interest	723	1,102	2,232	4,187	725	9,841	19,692	68,740
Non-comparable adjustments	—	—	—	—	—	—	(9)	139
Comparable hotel EBITDA	$723	$1,102	$2,232	$4,187	$725	$9,841	$19,683	$68,879
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30, 2024
	Atlanta, GA Area	Boston, MA Area	Dallas / Ft. Worth, TX Area	Houston, TX Area	Los Angeles, CA Metro Area	Miami, FL Metro Area	Minneapolis - St. Paul, MN - WI Area	Nashville, TN Area	New York / New Jersey Metro Area
Net income (loss)	$1,027	$3,200	$3,029	$82	$2,504	$(1,361)	$456	$4,950	$715
Non-property adjustments	—	(12)	(2,675)	—	—	—	—	—	—
Interest income	(53)	(82)	—	—	(15)	(12)	—	(29)	—
Interest expense	777	—	337	—	—	—	—	—	—
Amortization of loan costs	—	—	—	—	—	—	—	—	—
Depreciation and amortization	2,321	744	3,473	1,709	2,043	1,143	729	2,407	1,994
Income tax expense (benefit)	—	—	—	—	—	—	—	21	—
Non-hotel EBITDA ownership expense	70	47	87	560	(162)	959	24	121	28
Hotel EBITDA including amounts attributable to noncontrolling interest	4,142	3,897	4,251	2,351	4,370	729	1,209	7,470	2,737
Non-comparable adjustments	11	(3,897)	(25)	(335)	—	—	—	—	—
Comparable hotel EBITDA	$4,153	$—	$4,226	$2,016	$4,370	$729	$1,209	$7,470	$2,737

	Orlando, FL Area	Philadelphia, PA Area	San Diego, CA Area	San Francisco - Oakland, CA Metro Area	Tampa, FL Area	Washington D.C. - MD - VA Area	Other Areas	Total Portfolio
Net income (loss)	$(212)	$353	$2,258	$1,085	$483	$7,246	$6,863	$32,678
Non-property adjustments	—	—	—	—	—	—	(84)	(2,771)
Interest income	(31)	—	(27)	(17)	—	(174)	(42)	(482)
Interest expense	—	—	—	212	—	—	880	2,206
Amortization of loan costs	—	—	—	40	—	—	37	77
Depreciation and amortization	959	375	597	2,158	794	4,528	11,717	37,691
Income tax expense (benefit)	—	—	—	—	—	—	5	26
Non-hotel EBITDA ownership expense	(4)	5	(49)	13	(72)	59	722	2,408
Hotel EBITDA including amounts attributable to noncontrolling interest	712	733	2,779	3,491	1,205	11,659	20,098	71,833
Non-comparable adjustments	—	(47)	—	(2)	—	—	4	(4,291)
Comparable hotel EBITDA	$712	$686	$2,779	$3,489	$1,205	$11,659	$20,102	$67,542
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2025
	Atlanta, GA Area	Boston, MA Area	Dallas / Ft. Worth, TX Area	Houston, TX Area	Los Angeles, CA Metro Area	Miami, FL Metro Area	Minneapolis - St. Paul, MN - WI Area	Nashville, TN Area	New York / New Jersey Metro Area
Net income (loss)	$6,400	$31,821	$4,017	$16,679	$11,563	$4,791	$459	$20,798	$2,664
Non-property adjustments	—	(31,814)	(19)	(16,034)	—	—	—	—	—
Interest income	(166)	—	—	—	(45)	(5)	—	(96)	—
Interest expense	2,111	—	3,424	—	—	—	—	—	—
Amortization of loan costs	16	—	162	—	—	—	—	—	—
Depreciation and amortization	6,247	1	11,048	5,388	4,496	4,244	2,096	6,876	5,642
Income tax expense (benefit)	—	—	—	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	299	56	955	740	497	72	100	280	580
Hotel EBITDA including amounts attributable to noncontrolling interest	14,907	64	19,587	6,773	16,511	9,102	2,655	27,858	8,886
Non-comparable adjustments	(3)	(64)	—	(792)	—	—	—	—	—
Comparable hotel EBITDA	$14,904	$—	$19,587	$5,981	$16,511	$9,102	$2,655	$27,858	$8,886

	Orlando, FL Area	Philadelphia, PA Area	San Diego, CA Area	San Francisco - Oakland, CA Metro Area	Tampa, FL Area	Washington D.C. - MD - VA Area	Other Areas	Total Portfolio
Net income (loss)	$9,434	$1,660	$4,108	$2,677	$7,454	$26,442	$2,354	$153,321
Non-property adjustments	(6,700)	—	—	—	—	—	19,831	(34,736)
Interest income	(93)	—	(78)	(37)	—	(491)	(105)	(1,116)
Interest expense	—	—	—	1,410	—	—	2,337	9,282
Amortization of loan costs	—	—	—	27	—	—	68	273
Depreciation and amortization	2,461	1,051	1,884	5,865	2,101	12,496	35,162	107,058
Income tax expense (benefit)	—	—	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	17	26	169	649	130	269	571	5,410
Hotel EBITDA including amounts attributable to noncontrolling interest	5,119	2,737	6,083	10,591	9,685	38,716	60,218	239,492
Non-comparable adjustments	—	(2)	—	—	—	—	(40)	(901)
Comparable hotel EBITDA	$5,119	$2,735	$6,083	$10,591	$9,685	$38,716	$60,178	$238,591
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2024
	Atlanta, GA Area	Boston, MA Area	Dallas / Ft. Worth, TX Area	Houston, TX Area	Los Angeles, CA Metro Area	Miami, FL Metro Area	Minneapolis - St. Paul, MN - WI Area	Nashville, TN Area	New York / New Jersey Metro Area
Net income (loss)	$18,009	$2,361	$9,028	$412	$6,227	$3,860	$(779)	$19,400	$(107)
Non-property adjustments	(14,362)	665	(1,585)	—	3,001	—	—	—	733
Interest income	(133)	(205)	(4)	—	(56)	(38)	—	(83)	(4)
Interest expense	2,329	2,518	337	—	—	—	—	—	—
Amortization of loan costs	—	144	—	—	—	—	—	—	—
Depreciation and amortization	7,378	3,041	9,662	4,989	6,360	3,335	2,256	7,270	6,262
Income tax expense (benefit)	—	—	—	—	—	—	—	70	—
Non-hotel EBITDA ownership expense	213	(39)	311	733	167	1,019	108	155	338
Hotel EBITDA including amounts attributable to noncontrolling interest	13,434	8,485	17,749	6,134	15,699	8,176	1,585	26,812	7,222
Non-comparable adjustments	(211)	(8,485)	(564)	(1,445)	153	1	2	—	(108)
Comparable hotel EBITDA	$13,223	$—	$17,185	$4,689	$15,852	$8,177	$1,587	$26,812	$7,114

	Orlando, FL Area	Philadelphia, PA Area	San Diego, CA Area	San Francisco - Oakland, CA Metro Area	Tampa, FL Area	Washington D.C. - MD - VA Area	Other Areas	Total Portfolio
Net income (loss)	$2,229	$370	$5,126	$1,565	$6,908	$27,014	$102,169	$203,792
Non-property adjustments	—	425	—	228	—	—	(75,892)	(86,787)
Interest income	(83)	(4)	(68)	(52)	—	(471)	(111)	(1,312)
Interest expense	—	—	—	636	—	—	2,627	8,447
Amortization of loan costs	—	—	—	118	—	—	110	372
Depreciation and amortization	2,896	1,289	1,777	6,983	2,463	13,915	35,174	115,050
Income tax expense (benefit)	—	—	—	—	—	—	20	90
Non-hotel EBITDA ownership expense	22	20	(23)	112	(66)	288	2,269	5,627
Hotel EBITDA including amounts attributable to noncontrolling interest	5,064	2,100	6,812	9,590	9,305	40,746	66,366	245,279
Non-comparable adjustments	—	233	1	(228)	2	4	(6,371)	(17,016)
Comparable hotel EBITDA	$5,064	$2,333	$6,813	$9,362	$9,307	$40,750	$59,995	$228,263
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	TTM Ended September 30, 2025
	BAML/Sculptor KEYS Pool - 16 hotels	BAML Highland Pool - 18 hotels	Morgan Stanley Pool - 17 hotels	JP Morgan Chase - 8 hotels	BAML Nashville -1 hotel	Hilton Alexandria / La Posada - 2 hotels	BAML Indigo Atlanta - 1 hotel	Torchlight Marriott Gateway - 1 hotel	US Bank Hilton Santa Cruz/Scotts Valley - 1 hotel	Aareal Le Pavillon - 1 hotel	Ft Worth Le Meridien - 1 hotel
Net income (loss)	$47,990	$81,705	$29,856	$(54,428)	$26,990	$5,865	$90	$12,735	$(2,071)	$(26,139)	$(9,614)
Non-property adjustments	(6,700)	(31,887)	(14,594)	59,331	—	—	—	—	—	18,375	—
Interest income	(114)	(398)	(291)	(188)	(121)	—	(5)	(407)	—	—	—
Interest expense	—	—	—	—	—	—	926	—	1,621	3,157	4,822
Amortization of loan costs	—	—	—	—	—	—	16	—	107	106	162
Depreciation and amortization	27,637	39,048	22,628	19,211	9,280	4,644	1,230	4,143	2,092	5,579	4,118
Income tax expense (benefit)	(4)	—	—	—	(70)	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	3,250	2,464	2,891	1,096	294	161	146	51	182	485	1,778
Hotel EBITDA including amounts attributable to noncontrolling interest	72,059	90,932	40,490	25,022	36,373	10,670	2,403	16,522	1,931	1,563	1,266
Non-comparable adjustments	(14)	(2,570)	(928)	(3)	—	(2)	—	—	—	—	—
Comparable hotel EBITDA	$72,045	$88,362	$39,562	$25,019	$36,373	$10,668	$2,403	$16,522	$1,931	$1,563	$1,266

	BAML - 4 Pack	Disposed Hotels	Unencumbered Hotels	Total Portfolio
Net income (loss)	$561	$519	$2,137	$116,196
Non-property adjustments	—	13	—	24,538
Interest income	—	—	—	(1,524)
Interest expense	—	—	1,937	12,463
Amortization of loan costs	—	—	—	391
Depreciation and amortization	4,165	—	539	144,314
Income tax expense (benefit)	(8)	60	—	(22)
Non-hotel EBITDA ownership expense	86	(367)	34	12,551
Hotel EBITDA including amounts attributable to noncontrolling interest	4,804	225	4,647	308,907
Non-comparable adjustments	—	(225)	—	(3,742)
Comparable hotel EBITDA	$4,804	$—	$4,647	$305,165
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30, 2025
	BAML/Sculptor KEYS Pool - 16 hotels	BAML Highland Pool - 18 hotels	Morgan Stanley Pool - 17 hotels	JP Morgan Chase - 8 hotels	BAML Nashville -1 hotel	Hilton Alexandria / La Posada - 2 hotels	BAML Indigo Atlanta - 1 hotel	Torchlight Marriott Gateway - 1 hotel	US Bank Hilton Santa Cruz/Scotts Valley - 1 hotel	Aareal Le Pavillon - 1 hotel	Ft Worth Le Meridien - 1 hotel
Net income (loss)	$11,451	$9,026	$16,711	$943	$6,127	$1,946	$19	$2,536	$23	$(21,087)	$(1,766)
Non-property adjustments	—	38	(16,041)	—	—	—	—	—	—	18,375	—
Interest income	(37)	(89)	(79)	(50)	(39)	—	—	(106)	—	—	—
Interest expense	—	—	—	—	—	—	224	—	556	787	1,013
Amortization of loan costs	—	—	—	—	—	—	6	—	—	23	6
Depreciation and amortization	6,708	9,705	5,403	4,373	2,108	1,137	296	976	515	1,339	766
Income tax expense (benefit)	—	—	—	—	—	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	490	405	1,000	85	(22)	77	27	6	(20)	157	286
Hotel EBITDA including amounts attributable to noncontrolling interest	18,612	19,085	6,994	5,351	8,174	3,160	572	3,412	1,074	(406)	305
Non-comparable adjustments	—	—	139	—	—	—	—	—	—	—	—
Comparable hotel EBITDA	$18,612	$19,085	$7,133	$5,351	$8,174	$3,160	$572	$3,412	$1,074	$(406)	$305

	BAML - 4 Pack	Disposed Hotels	Unencumbered Hotels	Total Portfolio
Net income (loss)	$61	$19	$625	$26,634
Non-property adjustments	—	(19)	—	2,353
Interest income	—	—	—	(400)
Interest expense	—	—	481	3,061
Amortization of loan costs	—	—	—	35
Depreciation and amortization	1,080	—	134	34,540
Income tax expense (benefit)	—	—	—	—
Non-hotel EBITDA ownership expense	10	—	16	2,517
Hotel EBITDA including amounts attributable to noncontrolling interest	1,151	—	1,256	68,740
Non-comparable adjustments	—	—	—	139
Comparable hotel EBITDA	$1,151	$—	$1,256	$68,879
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30, 2025
	BAML/Sculptor KEYS Pool - 16 hotels	BAML Highland Pool - 18 hotels	Morgan Stanley Pool - 17 hotels	JP Morgan Chase - 8 hotels	BAML Nashville -1 hotel	Hilton Alexandria / La Posada - 2 hotels	BAML Indigo Atlanta - 1 hotel	Torchlight Marriott Gateway - 1 hotel	US Bank Hilton Santa Cruz/Scotts Valley - 1 hotel	Aareal Le Pavillon - 1 hotel	Ft Worth Le Meridien - 1 hotel
Net income (loss)	$22,803	$16,160	$4,071	$3,089	$7,649	$2,462	$(18)	$4,672	$(365)	$(1,979)	$(1,747)
Non-property adjustments	(6,700)	16	1,447	—	—	—	—	—	—	—	—
Interest income	(36)	(83)	(74)	(44)	(32)	—	—	(101)	—	—	—
Interest expense	—	—	—	—	—	—	224	—	552	778	1,121
Amortization of loan costs	—	—	—	—	—	—	6	—	—	23	103
Depreciation and amortization	6,830	9,435	5,718	4,357	2,295	1,136	310	1,008	519	1,344	1,117
Income tax expense (benefit)	—	—	—	—	—	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	246	442	506	155	296	44	(3)	29	25	53	2
Hotel EBITDA including amounts attributable to noncontrolling interest	23,143	25,970	11,668	7,557	10,208	3,642	519	5,608	731	219	596
Non-comparable adjustments	—	(38)	(580)	—	—	—	—	—	—	—	—
Comparable hotel EBITDA	$23,143	$25,932	$11,088	$7,557	$10,208	$3,642	$519	$5,608	$731	$219	$596

	BAML - 4 Pack	Disposed Hotels	Unencumbered Hotels	Total Portfolio
Net income (loss)	$195	$(15)	$584	$57,561
Non-property adjustments	—	3	—	(5,234)
Interest income	—	—	—	(370)
Interest expense	—	—	481	3,156
Amortization of loan costs	—	—	—	132
Depreciation and amortization	1,024	—	135	35,228
Income tax expense (benefit)	—	—	—	—
Non-hotel EBITDA ownership expense	5	8	(2)	1,806
Hotel EBITDA including amounts attributable to noncontrolling interest	1,224	(4)	1,198	92,279
Non-comparable adjustments	—	4	—	(614)
Comparable hotel EBITDA	$1,224	$—	$1,198	$91,665
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31, 2025
	BAML/Sculptor KEYS Pool - 16 hotels	BAML Highland Pool - 18 hotels	Morgan Stanley Pool - 17 hotels	JP Morgan Chase - 8 hotels	BAML Nashville -1 hotel	Hilton Alexandria / La Posada - 2 hotels	BAML Indigo Atlanta - 1 hotel	Torchlight Marriott Gateway - 1 hotel	US Bank Hilton Santa Cruz/Scotts Valley - 1 hotel	Aareal Le Pavillon - 1 hotel	Ft Worth Le Meridien - 1 hotel
Net income (loss)	$8,064	$44,926	$6,147	$1,611	$7,023	$618	$263	$3,105	$(808)	$(1,122)	$(2,183)
Non-property adjustments	—	(31,868)	—	—	—	—	—	—	—	—	—
Interest income	(32)	(75)	(68)	(44)	(25)	—	(5)	(97)	—	—	—
Interest expense	—	—	—	—	—	—	221	—	303	770	1,290
Amortization of loan costs	—	—	—	—	—	—	4	—	27	22	53
Depreciation and amortization	6,959	9,614	5,988	5,392	2,473	1,165	310	1,048	525	1,554	1,117
Income tax expense (benefit)	—	—	—	—	—	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	1,073	(153)	399	234	5	11	4	11	17	51	177
Hotel EBITDA including amounts attributable to noncontrolling interest	16,064	22,444	12,466	7,193	9,476	1,794	797	4,067	64	1,275	454
Non-comparable adjustments	—	(26)	(244)	—	—	—	—	—	—	—	—
Comparable hotel EBITDA	$16,064	$22,418	$12,222	$7,193	$9,476	$1,794	$797	$4,067	$64	$1,275	$454

	BAML - 4 Pack	Disposed Hotels	Unencumbered Hotels	Total Portfolio
Net income (loss)	$124	$896	$462	$69,126
Non-property adjustments	—	13	—	(31,855)
Interest income	—	—	—	(346)
Interest expense	—	—	481	3,065
Amortization of loan costs	—	—	—	106
Depreciation and amortization	1,010	—	135	37,290
Income tax expense (benefit)	—	—	—	—
Non-hotel EBITDA ownership expense	7	(753)	4	1,087
Hotel EBITDA including amounts attributable to noncontrolling interest	1,141	156	1,082	78,473
Non-comparable adjustments	—	(156)	—	(426)
Comparable hotel EBITDA	$1,141	$—	$1,082	$78,047
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31, 2024
	BAML/Sculptor KEYS Pool - 16 hotels	BAML Highland Pool - 18 hotels	Morgan Stanley Pool - 17 hotels	JP Morgan Chase - 8 hotels	BAML Nashville -1 hotel	Hilton Alexandria / La Posada - 2 hotels	BAML Indigo Atlanta - 1 hotel	Torchlight Marriott Gateway - 1 hotel	US Bank Hilton Santa Cruz/Scotts Valley - 1 hotel	Aareal Le Pavillon - 1 hotel	Ft Worth Le Meridien - 1 hotel
Net income (loss)	$5,672	$11,593	$2,927	$(60,071)	$6,191	$839	$(174)	$2,422	$(921)	$(1,951)	$(3,918)
Non-property adjustments	—	(73)	—	59,331	—	—	—	—	—	—	—
Interest income	(9)	(151)	(70)	(50)	(25)	—	—	(103)	—	—	—
Interest expense	—	—	—	—	—	—	257	—	210	822	1,398
Amortization of loan costs	—	—	—	—	—	—	—	—	80	38	—
Depreciation and amortization	7,140	10,294	5,519	5,089	2,404	1,206	314	1,111	533	1,342	1,118
Income tax expense (benefit)	(4)	—	—	—	(70)	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	1,441	1,770	986	622	15	29	118	5	160	224	1,313
Hotel EBITDA including amounts attributable to noncontrolling interest	14,240	23,433	9,362	4,921	8,515	2,074	515	3,435	62	475	(89)
Non-comparable adjustments	(14)	(2,506)	(243)	(3)	—	(2)	—	—	—	—	—
Comparable hotel EBITDA	$14,226	$20,927	$9,119	$4,918	$8,515	$2,072	$515	$3,435	$62	$475	$(89)

	BAML - 4 Pack	Disposed Hotels	Unencumbered Hotels	Total Portfolio
Net income (loss)	$181	$(381)	$466	$(37,125)
Non-property adjustments	—	16	—	59,274
Interest income	—	—	—	(408)
Interest expense	—	—	494	3,181
Amortization of loan costs	—	—	—	118
Depreciation and amortization	1,051	—	135	37,256
Income tax expense (benefit)	(8)	60	—	(22)
Non-hotel EBITDA ownership expense	64	378	16	7,141
Hotel EBITDA including amounts attributable to noncontrolling interest	1,288	73	1,111	69,415
Non-comparable adjustments	—	(73)	—	(2,841)
Comparable hotel EBITDA	$1,288	$—	$1,111	$66,574
NOTES:
(1)    The above comparable information assumes the 70 hotel properties owned and included in the Company’s operations at September 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period and hotel properties in receivership.